UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 22, 2016, RPX Corporation (the “Company”) and National Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Company (the “Merger Sub”), completed a transaction in which Inventus Solutions, Inc., a Delaware corporation (the “Target”), became a wholly-owned subsidiary of the Company pursuant to a previously-announced Agreement and Plan of Merger (the “Merger Agreement”) entered into on December 13, 2015 among the Company, Merger Sub, Target and Inventus Intermediate, LLC, a Delaware limited liability company, as principal stockholder of Target and as the representative of Target’s stockholders and holders of vested options. The Company paid aggregate consideration of $232 million in cash at the closing, net of adjustments for Target’s cash and working capital.

Item 9.01 Financial Statements and Exhibits.
(a)     Financial Statements of Businesses Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by April 8, 2016.

(b)     Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by April 8, 2016.

(d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger entered into on December 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: January 28, 2016